SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    Form 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) January 24, 1997

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
             (Exact name of registrant as specified in its charter)


          State of New Jersey           1-9120              22-2625848
          (State or other               (Commission         (I.R.S. Employer
          Jurisdiction of               File Number)        Identification No.)
          Incorporation)

                          80 Park Plaza, P.O. Box 1171
                          Newark, New Jersey 07102-1171
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 201-430-7000

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
             (Exact name of registrant as specified in its charter)


          State of New Jersey           1-973               22-1212800
          (State or other               (Commission         (I.R.S. Employer
          Jurisdiction of               File Number)        Identification No.)
          Incorporation)

                           80 Park Plaza, P.O. Box 570
                          Newark, New Jersey 07101-0570
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code: 201-430-7000


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                                      - 2 -

Item 5. Other Events.
---------------------

The following information updates certain matters previously reported to the Securities and Exchange Commission under Item 1 - Business and Item 3 - Legal Proceedings of Part I and Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") of Part II of the Annual Reports on Form 10-K for the year ended December 31, 1995; and under Item 2 - MD&A of Part I and Item 5 - Other Information of Part II of the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 of Public Service Electric and Gas Company ("PSE&G") and of its parent, Public Service Enterprise Group Incorporated ("Enterprise").

PSE&G - Competition/Rate Matters/Regulation
-------------------------------------------
  New Jersey Energy Master Plan
  -----------------------------

On January 16, 1997, the New Jersey Board of Public Utilities (BPU) issued its Draft Phase II of the New Jersey Energy Master Plan (Draft Plan) addressing wholesale and retail competition in New Jersey. The Draft Plan proposes the restructuring of the electric power industry in New Jersey. Beginning in October 1998, 5% of retail electric customer load of all classes (industrial, commercial and residential) would be given the ability to directly choose their electric power supplier. All customers would be phased-in, with the percentage increasing to 20% in April 1999, 35% in October 1999, 50% in April 2000, 75% in October 2000 and 100% in April 2001.

The BPU proposes in the Draft Plan that beginning October 1998, the rates for bundled electricity services, consisting of power generation, transmission, distribution and auxiliary customer services, such as metering and billing, be unbundled. Each electric utility, including PSE&G, would continue to be responsible for providing distribution service to all customers, with price and service quality for distribution service regulated by the BPU. Other customer services would also continue to be offered by the electric utility, for a monthly fee, including metering, billing and account administration, which would also be regulated by the BPU.

Transmission service would be provided by an Independent System Operator (ISO), which would be responsible for maintaining the reliability of the regional power grid and would be regulated by the Federal Energy Regulatory Commission (FERC). The utility would continue to pass through the cost of transmission to customers in its regulated rates. The Draft Plan also calls for further review of metering and billing in order to make recommendations for the long term related to introduction of competition into the customer services area. A distribution utility would be permitted to offer customer-side services, such as equipment repair and service contracts in a competitive marketplace.

The Draft Plan states that the BPU is committed to assuring that a fully competitive marketplace exists prior to the ending of its economic regulation of power supply. At a minimum, utility generating assets and functions must be



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                                      - 3 -

functionally separated and operate at arms length from the transmission, distribution and customer service functions of the electric utilities. The BPU reserves final judgment on the issue of requiring divestiture of utility generating assets until detailed analyses of the potential for market power abuses by utilities have been performed. In addition, the BPU believes that it is necessary to have a fully independent and operating ISO prior to the implementation of customer choice. The BPU proposes that retail competition in New Jersey be introduced approximately 12 to 18 months after the implementation of full wholesale competition as provided by FERC Order 888.

The Draft Plan proposes requiring each electric utility to file, no later than July 15, 1997, complete restructuring plans, stranded cost filings and unbundled rate filings. Review of the filings would be completed by October 1998.

Consumer protections proposed in the Draft Plan include: maintaining the electric utility as a universal service or "basic generation service" provider; continued funding of social programs now provided by electric utilities; registration of all third party suppliers with the BPU; establishment of standards of conduct for third party suppliers; and continued funding for energy efficiency programs.

The Draft Plan proposes that utilities have an opportunity for a limited number of years to recover through rates stranded costs associated with generating capacity commitments made prior to the advent of competition. However, while the BPU proposes that the quantification of eligible stranded costs and a determination of stranded cost recovery should be undertaken on a case-by-case basis, the Draft Plan recommends that there not be a guarantee for 100% recovery of all eligible stranded costs. The Draft Plan states that the opportunity for full recovery of such eligible costs is contingent upon and may be constrained by the utility meeting a number of conditions, including achievement of the goal of delivering a near term rate reduction to customers of 5 to 10%. The Draft Plan states that the presumptive cutoff point for electric generation stranded cost recovery would be the last base rate case prior to the Draft Plan, with such costs incurred after inclusion in such last base rate case to be subject to a greater burden of proof for recovery, including evidence of a market test to determine availability of cost-effective alternatives.

The Draft Plan further states that utilities are obligated to take all reasonably available measures to mitigate stranded costs caused by the introduction of retail competition and that independent power producer contracts must be eligible for stranded cost recovery. The Draft Plan further notes that New Jersey is studying the "securitization" of stranded costs as a means of financing these costs at interest rates lower than the utility cost of capital, thereby helping to mitigate the rate impact of stranded cost recovery.

A specific market charge would be a separate component of a customer's electric bill, to provide a mechanism to allow utilities the opportunity to recover stranded costs for a limited number of years, ranging from 4 to 8. Recovery of securitization may occur over a different period of time.

The Draft Plan suggests the need for federal action in a number of areas as an integral part of electric restructuring. Of particular concern is the transport



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                                      - 4 -

of nitrogen oxides and other pollutants to New Jersey from power plants located in the Midwest and Southeast. The Draft Plan states that New Jersey will develop a contingency action plan if federal action fails to mitigate adverse environmental impacts caused by electric restructuring.

Enterprise and PSE&G are currently analyzing the Draft Plan to determine its impact on them if adopted as drafted. The deadline for submission of written comments is February 14, 1997 and the BPU has stated that it anticipates issuing a policy pronouncement and order later that month. Enterprise and PSE&G can not predict what action will ultimately be taken by the BPU.

PSE&G - Nuclear Operations
--------------------------
 Salem
 -----

As previously reported, Salem Nuclear Generating Station Units 1 and 2 were taken out of service by PSE&G in the second quarter of 1995. During these outages, PSE&G has made significant changes and improvements related to the people, processes and equipment at Salem to improve the long-term reliability of the units. During the course of these outages, PSE&G has also been required to address certain generic issues applicable to nuclear power plants, which have also affected the length of the outages. Restart of the units is subject to completion of the restart plans for the units to the satisfaction of PSE&G and the Nuclear Regulatory Commission (NRC).

Salem Unit 2 is in the final stage of preparation for restart. The reactor has been refueled and reassembled and the reactor coolant pumps have been tested and placed in service. Over 90% of the total work activities have been completed and approximately 75% of the plant systems have been restored. The unit is currently scheduled to enter Mode 4 in early February which will allow additional testing to be performed in preparation for startup.

Recently, a Generic Letter from the NRC (used to notify the nuclear industry of issues affecting plants generally) identified an issue that will impact the Salem Unit 2 startup schedule. Generic Letter (96-06) requested all nuclear utilities, including PSE&G, to review systems for potential waterhammer events (hydrodynamic stress caused by steam formation in a piping system) and the impact that these events could have on the system's safety function. PSE&G has determined that in order to address the concerns of the Generic Letter, modifications are necessary to the containment fan coil units of Salem Units 1 and 2, which provide containment air cooling. As a result of installation of these modifications and the time required for NRC acceptance of PSE&G's proposed resolution of the Generic Letter issues, the start up of Salem Unit 2 will be delayed, which results in an expected return to service in the second quarter of 1997.

Salem Unit 1 is expected to return to service in the summer of 1997, after replacement of the unit's four steam generators, which was required in order to correct a generic problem with certain pressurized water reactors. Removal of the old steam generators has been completed and installation of the new steam generators is underway. Salem Unit 1 will also require modifications similar to Salem Unit 2 to respond to the NRC Generic Letter, but such modifications are not expected to delay the unit's return to service.


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                                      - 5 -

As mentioned, restart of both Salem units is subject to NRC approval, which cannot be assured. On January 14, 1997, Senator Joseph Biden of Delaware wrote to the NRC to request that the full Commission vote on the decision to restart Salem, rather than permit the NRC staff to authorize the restart under applicable NRC rules. The NRC has not yet responded to Senator Biden's request.

  Hope Creek and Peach Bottom
  ---------------------------

PSE&G does not anticipate that modifications to Hope Creek Nuclear Generating Station will be necessary as a result of the Generic Letter. PSE&G has been advised by Peco Energy Company that modifications to Peach Bottom Atomic Power Station Units 2 and 3 will not be necessary as a result of the Generic Letter.

On December 24, 1996, the NRC issued its latest periodic Systematic Appraisal of Licensee Performance (SALP) report for Hope Creek for the period between April 23, 1995 to November 9, 1996. The NRC noted that overall performance improved during the SALP period, after a significant decline in performance that occurred early in the period. Further, the NRC noted that PSE&G's actions to address the areas of concern, once identified, were comprehensive and generally effective. Three areas, Operations, Maintenance and Engineering, were each rated Category 2, as they had been in the previous SALP rating. Improvements were noted in these areas with most of the improvement in operations and maintenance occurring later in the period. The fourth area, Plant Support, was also rated Category 2, a decline from the previous SALP rating due to problems principally with security, radiation protection and emergency preparedness implementation. Weaknesses in communication contributed to performance issues across the organization.


PSE&G - Rate Matters
--------------------
  Settlement of Certain Regulatory Issues
  ---------------------------------------

By order dated December 31, 1996 (Order), the BPU approved a settlement among PSE&G, the staff of the BPU and the New Jersey Division of Ratepayer Advocate addressing (i) the cost impact of the current shutdown of Salem Units 1 and 2, including the used and usefulness of the units through December 31, 1998; (ii) the recovery of certain replacement power costs associated with the 1994 Salem Unit 1 outage; and (iii) the recovery of capacity costs associated with PSE&G's power purchases from cogeneration producers through December 31, 1998. Under the Order, PSE&G has begun to provide electric customers with bill credits which will total $83.9 million in January and February 1997 and PSE&G will forego recovery of $12 million associated with energy costs that have previously been deferred. The resulting earnings loss of $62.3 million or 26 cents per share of Enterprise common stock was previously recorded ($59.0 million or 25 cents per share in the third quarter of 1996 and $3.3 million or 1 cent per share in
1995).

Under the terms of the Order, Salem Units 1 and 2 will continue in base rates without being subject to further refund and PSE&G will assume all nuclear and fossil generating fuel and performance risks, including replacement power costs



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                                      - 6 -

associated with the Salem, Hope Creek and Peach Bottom nuclear stations from January 1, 1997 through December 31, 1998. The BPU's nuclear performance standard will not apply to PSE&G from January 1, 1996 through December 31, 1998. In addition, the energy component of PSE&G's levelized energy adjustment clause
(LEAC) will be fixed at its existing level with no increase to customers until at least January 1999. Any underrecovered or overrecovered LEAC balance existing on December 31, 1998 would not be considered in any LEAC review subsequent to that date. Any potential net overrecovery at that date will be applied to reduce any potential stranded costs. Any underrecovered balance will be charged to income in the period identified. As a result of the Order, PSE&G will have all the risks associated with operating electric generating facilities and purchasing fuel without the opportunity for profit.

Legal Proceedings
-----------------
  Settlement of Certain Legal Proceedings with Atlantic City Electric Company
  ---------------------------------------------------------------------------

PSE&G and Atlantic City Electric Company (ACE), a 7.41% owner of Salem Units 1 and 2, have entered into an agreement (Agreement) to dismiss the previously reported lawsuit brought by ACE alleging mismanagement in the operation of Salem by PSE&G.

Under the terms of the Agreement, ACE's exposure for 1997 operation and maintenance (O&M) costs for Salem will be limited to a fixed charge of $10 million, plus certain performance-based additional amounts, up to a maximum of $21.8 million, depending upon the capacity factors for the Salem Units 1 and 2 for 1997. Based upon 1997 budgeted O&M costs, the cost of the settlement to PSE&G will depend upon actual performance of the Salem Units. Budgeted O&M costs for Salem for 1997 are $293.9 million of which ACE's 7.41% share approximates $21.8 million. Under the terms of the Agreement, for ACE to be responsible to pay the maximum amount, Unit 1 would have to return to service on July 1, 1997, Unit 2 would have had to return to service on January 1, 1997 and each unit would have to operate at an 80% capacity factor from such respective dates for the remainder of 1997.

During the past 10 years, the average annual capacity factor of the Salem units has been 68.1% for Unit 1 and 61.1% for Unit 2. In the last year of operation prior to the current Salem shutdown (1994) the operating capacity factor was 59.3% for Unit 1 and 57.8% for Unit 2.

In the event that the actual 1997 Salem O&M expenses exceed the budgeted amount of $293.9 million, ACE will not be responsible for its 7.41% share of any such excess O&M costs unless (i) the excess O&M is directly attributable to requirements imposed by the NRC or other governmental agencies having jurisdiction over Salem, (ii) notice from the NRC or such agency is received by PSE&G after the effective date of the Agreement (12/31/96) and (iii) the notice is generically applicable to all similar nuclear plants. Certain other extraordinary events giving rise to additional O&M expenses have also been excluded from the Agreement.

The Agreement applies only to calendar year 1997 and does not apply to any damages which may be alleged by ACE to continue beyond or be incurred after December 31, 1997; and does not apply to ACE's rights under the Salem Owners



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                                      - 7 -

Agreement to review and approve capital projects during 1997; which, in each instance, will continue to be governed by the terms and conditions of the Salem Owners Agreement and the rights and obligations of ACE and PSE&G at law or in equity.

The settlement is subject to receipt of a Court Order, which has been applied for, confirming that dismissal of the ACE litigation will not prejudice either party in certain other litigation involving the Salem station.


                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                  (Registrant)

                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                  (Registrant)




                               By R. EDWIN SELOVER
        -----------------------------------------------------------------
                                R. Edwin Selover
                       Vice President and General Counsel
                  Public Service Enterprise Group Incorporated

                    Senior Vice President and General Counsel
                     Public Service Electric and Gas Company



Date:  January 24, 1997